THOMPSON PLUMB FUNDS, INC.
THOMPSON, PLUMB & ASSOCIATES, INC.
and
THOMPSON PLUMB TRUST COMPANY

CODE OF ETHICS WITH RESPECT TO
SECURITIES TRANSACTIONS OF ACCESS PERSONS

As Amended December 19, 1995,
December 18, 1997,
August 4, 1999,
April 20, 2000,
July 20, 2000
and July 28, 2003.

TABLE OF CONTENTS

Page

I. II. III. IV. V. VI. VII. VIII. IX. X. XI. XII. XIII.	INTRODUCTION

DEFINITIONS

STATEMENT OF GENERAL PRINCIPLES

RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

EXEMPT TRANSACTIONS

REPORTING REQUIREMENTS OF ACCESS PERSONS

COMPLIANCE MONITORING

REVIEW BY BOARD OF DIRECTORS

RECORDS RETENTION

CONFIDENTIAL TREATMENT

VIOLATIONS OF THIS CODE

INTERPRETATION OF PROVISIONS

AMENDMENTS TO THE CODE	1 2 3 4 6 7 9 10 10 11 11 11 11

APPENDIX A APPENDIX B APPENDIX C APPENDIX D APPENDIX E	PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

INITIAL HOLDINGS REPORT

QUARTERLY TRANSACTION REPORT FOR THE QUARTER ENDED _________________, 200_

ANNUAL HOLDINGS REPORT FOR THE CALENDAR YEAR ENDED ______________, 200_

ANNUAL CERTIFICATION	A-1 B-1 C-1 D-1 E-1

I.	INTRODUCTION

          Rule 17j-1 (the "Rule") under the Investment Company Act of 1940 (the "1940 Act") requires investment companies, as well as their investment advisers and principal underwriters, to adopt written codes of ethics containing provisions reasonably necessary to prevent "access persons" from engaging in any act, practice, or course of business prohibited under the anti-fraud provisions of the Rule.1 Pursuant to the requirements of the Rule, Thompson Plumb Funds, Inc. (the "Fund"), Thompson, Plumb & Associates, Inc. ("Adviser") and Thompson Plumb Trust Company (the "Trust Company") have adopted this Code of Ethics (the "Code") with respect to the securities transactions of the directors, officers, and certain employees of the Fund and the directors, officers and certain employees of the Adviser and the Trust Company that come within the term "access person," as defined below. The Board of Directors of the Fund (including a majority of the independent directors), the Board of Directors of the Adviser and the Board of Trustees of the Trust Company have approved this Code.

          This Code reflects the principal recommendations in the May 9, 1994 Report of the Investment Company Institute Advisory Group on Personal Investing, and all amendments to the Rule through March 6, 2000. It is intended to provide guidance to access persons of the Fund, the Adviser and the Trust Company in the conduct of their personal investments to eliminate the possibility of securities transactions occurring that place, or appear to place, such persons in conflict with the interests of the Fund, their shareholders, or the Adviser's or Trust Company's clients (collectively, "Clients").2 As required by the Rule, a copy of this Code has been filed with the Securities and Exchange Commission.

          Your receipt of this Code for your review and signature means that you are a person to whom the Code applies. You are required to certify annually that you have read, understood and complied with this Code. See Appendix E.

1 Rule 17j-1 under the 1940 Act provides that it is unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of such company's investment adviser or principal underwriter, in connection with any purchase or sale, directly or indirectly, by such person of a "security held or to be acquired" (as defined therein) by such investment company, to engage in any of the following acts, practices or courses of business:

          A. Employ any device, scheme, or artifice to defraud such investment company;

          B. Make any untrue statement of a material fact to such investment company or omit to state a material fact necessary in order to make the statements made to such investment company, in light of the circumstances under which they are made, not misleading;

          C. Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such investment company; and

          D. Engage in any manipulative practice with respect to such investment company.

2 Consistent with Section 206 of the Investment Advisers Act of 1940 and Rules 204-2(a)(12) and (13), and to the extent appropriate, the access persons of the Adviser shall abide by the principles established by this Code and the specific reporting and other requirements hereof when dealing with other advisory clients of the Adviser.

          If you have any questions concerning this Code, please contact the Compliance Officer for the Adviser and/or Fund counsel.

II.	DEFINITIONS

A.	Access Person. "Access person" means any director, officer, general partner or "advisory person" (as hereinafter defined) of the Fund or any director, trustee, officer, general partner or "advisory person" of the Adviser or the Trust Company who, with respect to the Fund or Clients, makes any recommendation regarding the purchase or sale of a security by the Fund or Clients, participates in the determination of which recommendation shall be made, or whose principal function or duties relate to the determination of which recommendation shall be made to the Fund or Clients, or who, in connection with his3 duties, obtains to any information concerning securities recommendations being made by the Adviser or the Trust Company to the Fund or Clients.

B.	Advisory Person. "Advisory person" means (a) any employee of the Fund, the Advisor or the Trust Company who, in connection with his regular functions or duties, makes, participates in, or obtains information regarding a security (as defined in II.H. below) being considered for purchase or sale or which has been purchased or sold by or on behalf of the Fund or Clients, or (b) any employee of the Fund, the Adviser or the Trust Company whose functions relate to the making of any recommendations with respect to such purchases or sales. In the event that any individual or company is in a control relationship with the Fund, the Adviser or the Trust Company, the term "advisory person" includes such individual company, or any employee of such a company to the same extent as an employee of the Fund, the Adviser or the Trust Company.

C.	Beneficial Ownership. "Beneficial Ownership" has the same meaning as used in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, except that the term applies to both debt and equity securities. "Beneficial ownership" under Rule 16a-1(a)(2) includes accounts of a spouse, minor children who reside in an access person's home and any other relatives (parents, adult children, brothers, sisters, etc.) whose investments the access person directs or controls, whether the person lives with the access person or not, as well as accounts of another person (individual, partner, corporation, trust, custodian, or other entity) if by reason of any contract, understanding, relationship, agreement or other arrangement the access person obtains or may obtain therefrom a direct or indirect pecuniary interest. A person does not derive a direct or indirect pecuniary interest by virtue of serving as a trustee or executor unless he or a member of his immediate family has a vested interest in the income or corpus of the trust or estate. A copy of Release No. 34-18114 issued by the Securities and Exchange Commission on the meaning of the term "beneficial ownership" is available upon request from the Chief Compliance Officer, and should be reviewed carefully by any access person before preparing any reports required by this Code.

3 The use of the masculine pronoun is for convenience of reference only and is intended to include the feminine in all cases, unless the context requires otherwise.

D.	Being Considered for Purchase or Sale. A security is "being considered for purchase or sale" when a recommendation to purchase or sell such security has been made and communicated by an advisory person of the Fund or the Adviser, in the course of his duties and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

E.	Control. "Control" means the power to exercise a controlling influence over the management and policies of a company, unless such power is solely the result of an official position with such company.

F.	Disinterested Director. The term "disinterested director" means a director of the Fund or the Adviser or a trustee of the Trust Company who is not an "interested person" of the Fund within the meaning of Section 2(a)(19)(A) of the 1940 Act, an "interested person" of the Adviser within the meaning of Section 2(a)(19)(B) of the 1940 Act, or an interested person of the Trust Company. These Directors have been designated by the Fund or the Adviser as appropriate.

G.	Portfolio Managers. Persons who make decisions as to the purchase or sale of portfolio securities of the Fund or Clients.

H.	Security. "Security" has the same meaning as in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies, exchange traded funds organized as unit investment trusts, direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, short-term debt securities that are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act, or such other high quality short-term debt instruments and money market instruments as designated by the Board of Directors of the Fund. Copies of Sections 2(a)(36) and 2(a)(16) are available from the Chief Compliance Officer.

III.	STATEMENT OF GENERAL PRINCIPLES

          The following general fiduciary principles shall govern the personal investment activities of all access persons.

          Each access person shall adhere to the highest ethical standards and shall:

A.	At all times, place the interests of the Fund and Clients before his personal interests;

B.	Conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or any abuse of position of trust and responsibility; and

C.	Not take any inappropriate advantage of his position with or on behalf of the Fund, the Adviser or the Trust Company.

          Access persons should follow not only the letter of this Code, but also its spirit and their transactions will be reviewed for this purpose.

IV.	RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

A.	Prior Clearance Required for All Securities Transactions. Unless the transaction is exempt under Article V below, no access person (other than a disinterested director) may directly or indirectly, initiate, recommend, or in any other way participate in the purchase or sale of a security in which such access person has, or by reason of the transaction may acquire, any direct or indirect beneficial interest, without first obtaining prior written clearance for such transaction from the Chief Compliance Officer. When requesting prior clearance, each access person should be aware that:

1.	All requests for prior clearance must be set forth in writing on the standard Personal Trading Request and Authorization Form, a copy of which is attached as Appendix A.

2.	Prior clearance of a securities transaction is effective for three business days from and including the date clearance is granted.

B.	Purchases and Sales Involving the Fund or Clients (Blackout Periods). Unless the transaction is exempt under Article V below, no access person (other than a disinterested director) may effect a transaction in any security while the Fund or a Client has an open or pending order in that same or a related security until that order has been executed or cancelled. Additionally, no portfolio manager may purchase or sell as beneficial owner any equity security within seven calendar days before and after a Client or a series of the Fund that he or she manages trades in that equity security; provided, however, that if the equity security has a market capitalization of more than $5 billion at the time of the trade by the Fund or Client, the portfolio manager will not be subject to the seven-day blackout period but only to a prohibition on trading the security on the same day as the applicable series of the Fund or a Client.

Equity securities with equity market capitalizations over $5 billion are believed to be sufficiently liquid and actively traded that transactions undertaken by a portfolio manager, Fund, or Client are highly unlikely to have any material impact on the market price of such securities. If the subject transaction involves acquisition of an equity security with a market capitalization of $5 billion or less, the Chief Compliance Officer shall consult a current list of all trades of equity securities by any series of the Fund or Client managed by the portfolio manager within the preceding seven calendar days and confirm with the portfolio manager that he or she has no intention to trade the security for those accounts within the next seven days.

C.	Short-Term Trading Profits. Short term trading by advisory persons shall be prohibited. All sales and purchases (or purchases and sales) of the same or equivalent securities within 60 calendar days by an advisory person shall be reported to the Fund's Board of Directors. The Adviser will suggest to the Board appropriate penalties for violation of the short term trading prohibition.

D.	Initial Public Offerings. No advisory person may acquire any beneficial ownership in any securities in an initial public offering (i.e., an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately prior to the registration was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934).

E.	Short Sales of Securities By Portfolio Managers. No portfolio manager may engage in a short sale of a security for an account in which he or she has a beneficial interest if such security is owned by a Fund or Client for whom that person is a portfolio manager.

F.	Gifts. No advisory person may receive any gift or anything else of more than $100 value within any calendar year from any person, entity or person affiliated with an entity that does business with or on behalf of the Fund, the Adviser or the Trust Company.

G.	Private Placements. With regard to private placements (i.e., offerings of securities that are exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or 4(6) or Regulation D), each advisory person shall:

1.	Obtain express prior written approval from the Chief Compliance Officer (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for the Fund or Clients, and whether such opportunity is being offered to such advisory person by virtue of his position with the Fund, the Adviser or the Trust Company) for any acquisition of securities in a private placement; and,

2.	If and after such authorization to acquire securities in a private placement has been obtained, disclose such personal investment in any subsequent consideration by the Fund (or any other investment company for which he acts in a capacity as an advisory person), or a Client for investment in that issuer arises.

If it is determined by an advisory person that the Fund or a Client will purchase securities of an issuer the shares of which have been previously obtained for personal investment by an advisory person, that decision shall be subject to an independent review by the disinterested directors with no personal interest in the issuer.

H.	Service as a Director. No advisory person shall serve on a board of directors of a publicly traded company, absent prior written authorization by the Board of Directors of the Fund and the Adviser, based upon a determination that such service would be consistent with the interests of the Fund and the Clients, respectively.

If board service of an advisory person is authorized by the Boards of Directors of the Fund and the Adviser, such advisory person shall be isolated from the investment making decisions with respect to the company of which he is a director.

I.	Confidentiality. No access person shall reveal to any other person (except in the normal course of his duties on behalf of the Fund or the Adviser) any information regarding securities transactions made, or being considered, by or on behalf of the Fund or Clients.

V.	EXEMPT TRANSACTIONS

          The prohibitions described in Paragraphs A and B of Article IV above shall not apply to:

A.	Purchases or sales effected in any account over which the access person has no direct or indirect influence or control, or in any account of the access person which is managed on a discretionary basis by a person other than the access person and, with respect to which the access person does not in fact influence or control purchase or sale transactions;

B.	Purchases or sales that are non-volitional on the part of the access person or, the Fund, or Clients including mergers, recapitalizations or similar transaction;

C.	Purchases that are part of an issuer's automatic dividend reinvestment plan;

D.	Purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

E.	Purchases that are part of an Investment Club portfolio where an access person or portfolio manager maintains a beneficial interest of 20% or less provided that such transactions are reported quarterly to the Board; and

F.	Purchases or sales that receive the prior approval of the Chief Compliance Officer on the basis, determined from the investigation described in Section IV. B, that (a) the transaction is not potentially harmful to the Fund or Clients, (b) the transaction would be unlikely to affect the market in which the portfolio securities for the Fund are traded, (c) the transaction is not related economically to the securities to be purchased, sold, or held by the Fund or Clients and the decision to purchase or sell the security is not the result of material non-public information, (d) for transactions involving access persons, neither the Fund nor any Client has engaged in a transaction on the same trading day during which the Fund or Client has pending orders in that same or a related security until those orders have been executed or cancelled, or (e) for transactions involving portfolio managers where the subject equity security has an equity market capitalization of $5 billion or less, neither the Fund nor any Client has engaged in a transaction in the same or similar equity-related security within the past seven calendar days, and has no intention to do so within the next seven calendar days. As noted above, prior approval must be set forth in writing on the Personal Trading Request and Authorization Form (Appendix A).

VI.	REPORTING REQUIREMENTS OF ACCESS PERSONS

A.	Initial Holdings Report. Every access person (except disinterested directors) shall complete, sign and submit to the Chief Compliance Officer an Initial Holding Report no later than 10 days after becoming an access person. The Initial Holdings Report (attached hereto as Appendix B) shall include the following information:

1.	The title, number of shares and principal amount of each security in which the access person had any direct or indirect beneficial ownership when the person became an access person;

2.	The name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person as of the date the person became an access person; and

3.	The date on which the report is submitted by the access person.

B.	Quarterly Transaction Reports. Every access person (except disinterested directors) shall complete, sign and submit to the Chief Compliance Officer a Quarterly Transaction Report (attached hereto as Appendix C) which discloses the information with respect to transactions during the quarter in any security in which such access person has, or by reason of such transaction, acquires any direct or indirect beneficial ownership in the security. The Quarterly Transaction Report shall be submitted no later than 10 days after the end of each calendar quarter, whether or not there has been a transaction for the quarter. In the ordinary course, the Quarterly Transaction Report will be prepared by the Chief Compliance Officer or his designee based on Personal Trading Request and Authorization Forms received during the preceding quarter. The Quarterly Transaction Report will then be signed by the access person. Such preparation of the Quarterly Transaction Report by the Chief Compliance Officer or his designee shall not relieve access persons from the duty report previously-undisclosed personal trades executed during the preceding quarter. For any transaction in a security during the quarter in which the access person had any direct or indirect beneficial ownership, the Quarterly Transaction Report shall contain the following information:

1.	The date of the transaction, the title, interest rate and maturity date (if applicable), the number of shares and the principal amount of the security involved;

2.	The nature of the transaction, i.e., purchase, sale or any other type of acquisition or disposition;

3.	The price of the security at which the transaction was effected;

4.	The name of the broker, dealer, or bank with or through whom the transaction was effected; and

5.	The date on which the report is submitted by the access person.

For any account established by the access person in which any securities were held during the quarter for the direct or indirect benefit of the access person, the Quarterly Transaction Report shall contain the following information:

1.	The name of the broker, dealer or bank with whom the access person established the account;

2.	The date on which the account was established; and

3.	The date on which the report is submitted by the access person.

C.	Annual Holdings Report. Every access person (except disinterested directors) shall complete, sign and submit to the Chief Compliance Officer an Annual Holdings Report no later than 30 days following the end of the calendar year. The Annual Holdings Report (attached hereto as Appendix D) shall contain the following information (which shall be current as of a date no more than 30 days before the report is submitted):

1.	The title, number of shares and principal amount of each security in which the access person had any direct or indirect beneficial ownership;

2.	the name of any broker, dealer or bank with whom the access person maintained an account in which any securities were held for the direct or indirect benefit of the access person; and;

3.	The date on which the report is submitted by the access person.

D.	Disinterested Directors. Notwithstanding Paragraph B of Article VI above, a disinterested director shall report a transaction in a security on a Quarterly Transaction Report if the director, at the time of the transaction, knew or, in the ordinary course of fulfilling his official duties as a director should have known that, during the 15-day period immediately before or after the date of the transaction by the director, the security is or was purchased or sold by the Fund or a Client or was considered for purchase or sale.

E.	Absence of Control. An access person shall not be required to submit an Initial Holdings, Quarterly Transaction or Annual Holdings Report with respect to transactions effected for, and securities held in, any account over which the person has no direct or indirect influence or control.

F.	Confirmations. All access persons (other than disinterested directors) shall direct their brokers to supply to the Chief Compliance Officer on a timely basis, duplicate copies of confirmations of all personal securities transactions.

G.	Disclosure of Personal Securities Holdings. All advisory persons shall disclose all personal securities holdings upon commencement of employment.

H.	Disclaimer of Beneficial Ownership. No Initial Holdings, Quarterly Transaction or Annual Holdings Report shall be construed as an admission by the person making such report that he has any direct or indirect beneficial ownership in the security to which the report relates.

I.	Potential Conflicts of Interest. Every access person shall immediately report to the Chief Compliance Officer any factors of which the access person is aware that would be relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between the access person's transactions and securities held or to be acquired by the Fund or Clients. These factors may include, for example, officerships or directorships with issuers or beneficial ownership of more than1/2of 1% of the total outstanding shares of any issuer whose shares are publicly traded or that may be initially offered to the public in the foreseeable future.

J.	Notification of Reporting Obligation. All access persons having a duty to file Initial Holdings, Quarterly Transaction and Annual Holdings Reports hereunder shall be informed of such duty by the Chief Compliance Officer and shall be provided with a copy of this Code. Once informed of the duty to file an Initial Holdings, Quarterly Transaction and Annual Holdings Report, an access person has a continuing obligation to file each such report in a timely manner, whether or not the access person had any securities transactions or changes in securities ownership have occurred.

VII.	COMPLIANCE MONITORING

          The Chief Compliance Officer shall review all Initial Holdings, Quarterly Transaction and Annual Holdings Reports, confirmations, and other materials provided to him regarding personal securities transactions by access persons to ascertain compliance with the provisions of this Code. The Compliance Officer shall date each Initial Holdings, Quarterly Transaction and Annual Holdings Report the day it is received and shall sign the Report to verify the date of receipt. The Chief Compliance Officer shall also maintain a list of the names of person(s) responsible for reviewing those reports. The Chief Compliance Officer shall institute any additional procedures necessary to monitor the adequacy of such reports and to otherwise prevent or detect violations of this Code. Upon discovery of a violation of this Code, it shall be the responsibility of the Chief Compliance Officer to report such violation to the management of the Adviser and its Board of Directors or to the management of the Trust Company and its Board of Trustees (as the case may be), as well as to the Board of Directors of the Fund.

VIII.	REVIEW BY BOARD OF DIRECTORS

          The Chief Compliance Officer shall regularly (but not less frequently than annually) furnish to the Board of Directors of the Fund a written report regarding the administration of this Code. This report shall describe issues that arose during the previous year under this Code including, but not limited to, information about material violations of this Code and related procedures, and sanctions imposed as a result of these violations. The report shall also certify to the Board of Directors that the Fund has adopted procedures reasonable necessary to prevent its access persons from violating this Code. The Board of Directors of the Fund shall consider this report and determine whether amendments to the Code or procedures are necessary. If any such report indicates that any change to this Code is advisable, the Chief Compliance Officer shall make an appropriate recommendation to the Board of Directors.

          The Chief Compliance Officer shall inquire into any apparent violation of this Code and shall report any apparent violation requiring remedial action to the Fund's Board of Directors. Upon finding such a violation of this Code, including the filing of any false, incomplete, or untimely Initial Holdings Report, Quarterly Transaction Report or Annual Holdings Report, or the failure to obtain prior clearance of any personal securities transaction, the Board of Directors may impose any sanction or take such remedial actions as it deems appropriate. No director shall participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

IX.	RECORDS RETENTION.

          The Fund, the Adviser and the Trust Company shall maintain, at their respective principal places of business, records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act, and shall make these records available to the Securities and Exchange Commission or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examination:

A.	Retention of Copy of Code of Ethics. A copy of this Code, and any other code of ethics in effect at any time during the past five years, shall be maintained in an easily accessible place;

B.	Record of Violations. A record of any violation of this Code and of any action taken as a result of such violation shall be maintained in any easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

C.	Copy of Forms and Reports. A copy of each Personal Trading Request and Authorization Form and each Initial Holdings Report, Quarterly Transaction Report and Annual Holdings Report prepared and filed by an access person pursuant to this Code shall be maintained for a period of not less than five years from the end of the fiscal year in which such report is made, the first two years in an easily accessible place;

D.	List of Access Persons. A list of all persons who are, or within the past five years of business have been, required to file Personal Trading Request and Authorization Forms, Initial Holdings Reports, Quarterly Transaction Report and Annual Holdings Reports pursuant to this Code shall be maintained in an easily accessible place; and

E.	Board Reports. A copy of each written report furnished to the Fund's Board of Directors as set forth in Article VII above must be maintained for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place.

          The Fund, the Advisor and the Trust Company shall also maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by advisory persons of private placement securities for not less than five years following the end of the fiscal year in which the approval is granted.

X.	CONFIDENTIAL TREATMENT

          All reports and other records required to be filed or maintained under this Code shall be treated as confidential, except to the extent required by law.

XI.	VIOLATIONS OF THIS CODE

          Violations of this Code may result in the imposition of sanctions or the taking of such remedial steps as the Fund, the Adviser and/or the Trust Company may deem appropriate, including, but not limited to, unwinding the transaction or, if impractical, disgorgement of any profit from the transaction, a letter of censure, reduction in salary, and suspension or termination of employment. No director or officer of the Fund or the Adviser or trustee or officer of the Trust Company shall participate in a determination of whether he has committed a violation of this Code or of the imposition of any sanction against himself.

          In addition, the Fund, the Adviser or the Trust Company may report any violations to the appropriate regulatory authority, including the Securities and Exchange Commission.

XII.	INTERPRETATION OF PROVISIONS

          The Board of Directors/Trustees of the Fund, Adviser or Trust Company, or management of the Adviser or Trust Company may, from time to time, adopt such interpretations of this Code as such Board or management deems appropriate.

XIII.	AMENDMENTS TO THE CODE

          Any material change to the Code subsequent to its approval must be approved within six months of the change by the Board of Directors of the Fund. Any amendment to the Code shall be effective 30 calendar days after written notice of such amendment shall have been received by the Chief Compliance Officer, unless the Board of Directors of the Fund or the management or the Board of Directors/Trustees of the Adviser or the Trust Company, as appropriate, expressly determines that such amendment shall become effective on an earlier date or shall not be adopted.

APPENDIX A

PERSONAL TRADING REQUEST AND AUTHORIZATION FORM

Personal Trading Request (to be completed by access person prior to any personal trade):

Name:
Date of proposed transaction:

Name of the issuer and dollar amount or number of securities of the issuer proposed to be purchased or sold:

Nature of transaction (i.e., purchase, sale):4

Are you or is a member of your immediate family an officer or director of the issuer of the securities or any affiliate5 of the issuer? Yes ____ No ____

          If yes, please describe:

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.6

Do you have any material nonpublic information concerning the issuer?

Yes ____     No ____

Do you beneficially own more than ½ of 1% of the outstanding equity securities of the issuer?

Yes ____     No ____

          If yes, please report the name of the issuer and the total number of shares "beneficially owned":

           Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any securities held or to be acquired by the Fund that may be relevant to a determination as to the existence of a potential conflict of interest?7 Yes ____ No ____

_______________

4     If other than a market order, please describe any proposed limits.

5     For purposes of this question, "affiliate" includes (i) any entity that directly or indirectly owns, controls, or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (ii) any entity under common control with the issuer.

6     A "professional relationship" includes, for example, the provision of legal counsel or accounting services. A "business relationship" includes, for example, the provision of consulting services or insurance coverage.

7     Facts that would be responsive to this question include, for example, the receipt of "special favors" from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to purchase other securities for the Fund. Another example would be investment in securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where the Fund might invest in securities related to the leveraged buyout. The foregoing are only examples of pertinent facts and in no way limits the types of facts that may be responsive to this question.

          If yes, please describe:

          To the best of your knowledge and belief, the answers that you have provided above are true and correct.

Signature

Approval or Disapproval of Personal Trading Request (to be completed by Compliance Officer):

_____	I confirm that the above-described proposed transaction appears to be consistent with the policies described in the Code and that the conditions necessary[8] for approval of the proposed transaction have been satisfied.

_____	I do not believe the above-described proposed transaction is consistent with the policies described in the Code or that the conditions necessary for approval of the proposed transaction have been satisfied.

Dated: __________________________	______________________________________ Title:

________________

8     In the case of a personal securities transaction by an access person of the Fund (other than disinterested trustees of the Fund), the Code of Ethics of the Fund requires that the Chief Compliance Officer determine that the proposed personal securities transaction (i) is not potentially harmful to the Fund, (ii) would be unlikely to affect the market in which the Fund's portfolio securities are traded, (iii) is not related economically to securities to be purchased, sold, or held by the Fund, (iv) the security which is the subject of the transaction is not being considered for purchase or sale by the Fund, (v) with regard to proposed transactions involving the purchase of an equity security, the Fund holds no position in that same equity security, or (vi) for transactions involving portfolio managers, the Fund has not engaged in a transaction in the same security within the past seven calendar days and has no intention to do so within the next seven calendar days. In addition, the Code requires that the Chief Compliance Officer determine that the decision to purchase or sell the security at issue is not the result of information obtained in the course of the access person's relationship with the Fund.

APPENDIX B

INITIAL HOLDINGS REPORT

_____________________________
NAME

The Initial Holdings Report requires all access persons9 of Thompson Plumb Funds, Inc. (the "Fund") to provide information on their ownership of securities when such persons become access persons. A report must be filed no later than 10 days after the filer becomes an access person. Each report must include all securities10 in which the person had any direct or indirect beneficial ownership when such person became an access person and cover all accounts in which any securities were held for your direct or indirect benefit (unless you have no direct or indirect influence or control over such accounts). Please include all non-client accounts that you manage or with respect to which you give investment or voting advice.

           I (have_______ have no_________) interests in securities as described above.

          Please describe all reportable securities holdings on page 2. Use additional copies of this form if necessary.

          To the best of my knowledge and belief, the answers set out in this Report are true and correct.

____________________________________ Date Submitted	____________________________________ Signature

The undersigned, ______________________________________________, in my capacity as the Chief Compliance Officer, hereby certify receipt of this Initial Holdings Report on the ___ day of _______, 200_.

Compliance Officer

_______________

9     The term "access person" is defined in the Code of Ethics.

10     Certain securities are exempted under Section II.H of the Code.

REPORTABLE INITIAL SECURITIES HOLDINGS

Title, number of shares and principal amount of each security in which the access person has any direct or indirect beneficial ownership when he/she became an access person:

  Name of Issuer/Title
     of Securities                 No. of Shares                   Principal Amount
  ---------------------            -------------                   ------------------

Name of broker, dealer, or bank with whom the access person maintains an account in which any securities are held for his/her direct or indirect benefit as of the date he/she came an access person:

OTHER RELEVANT INFORMATION

APPENDIX C

QUARTERLY TRANSACTION REPORT
FOR THE QUARTER ENDED _________________, 200_

NAME

1.	Reportable Securities Transactions are all securities transactions of access persons11 of Thompson Plumb Funds, Inc. (the "Fund"), regardless of the size of the securities transaction. A report must be filed quarterly, by the tenth day after the end of each calendar quarter, whether or not you have had any securities transactions for the prior quarter. Each report must cover all accounts in which you have a direct or indirect beneficial ownership interest (unless you have no influence or control over such accounts) and all non-client accounts that you manage or with respect to which you give investment or voting advice.

I (had _____ had no _____) reportable securities transactions during the above quarter. Please describe all reportable securities transactions on page 3. Copies of confirmation statements may be attached to a signed report in lieu of setting forth the information otherwise required. Use additional copies of this form if necessary.

2.	Reportable Accounts are all accounts established by access persons of the Fund in which any securities were held for the direct or indirect benefit of the access person. A report of such accounts must be filed quarterly, by the tenth day after the end of each calendar quarter.

I (have established _____ have not established _____) any accounts in which any securities were held during the quarter for my direct or indirect benefit. Please describe all such accounts on page 5.

          To the best of my knowledge and belief, the answers set out in this Report are true and correct.

____________________________________ Date Submitted	____________________________________ Signature

          The undersigned, ___________________________, in my capacity as the Chief Compliance Officer, hereby certify receipt of this Quarterly Report on the ___ day of _________, 200_.

_________________________ Compliance Officer

_______________

11     The term "access person" is defined in the Code of Ethics. Certain securities are exempted under Article II.H. of the Code.

REPORTABLE SECURITIES TRANSACTION12

Date of transaction:

Name of the issuer, title of security, the interest rate and maturity date (if applicable), the number of shares or principal amount of the security purchased or sold:

Nature of transaction (i.e., purchase, sale, or other type of acquisition or disposition):

Price of the security at which the transaction was effected:

Name of broker, dealer, or bank with or through whom the transaction was effected:

Does the transaction involve:

         (a)      sale of securities purchased
                  within the last 60 days (or
                  the purchase of securities sold
                  within the last 60 days)?                            Yes ____  No ____

         (b)      purchase or sale of private
                  placement securities?                                Yes ____  No ____

         (c)      purchase of a security in an
                  initial public offering?                             Yes ____  No ____

_______________

12     This Report shall not be construed as an admission by the person making such Report that he or she has any direct or indirect beneficial interest in the security or securities to which the Report relates.

OTHER RELEVANT INFORMATION

SECURITIES ACCOUNTS
(complete for each account established)

          Set forth below are all accounts I have established in which any securities were held during the quarter for my direct or indirect benefit:

Name of the broker, dealer or bank with whom I established the account:

Date on which the account was established:

APPENDIX D

ANNUAL HOLDINGS REPORT
FOR THE CALENDAR YEAR ENDED ______________, 200_

NAME

This Annual Holdings Report requires all access persons13 of Thompson Plumb Funds, Inc. (the "Fund") to provide information annually on their ownership of securities. A report must be filed annually and the information must be current as of a date no more than 30 days before the report is submitted. Each report must include all securities14 in which you have any direct or indirect beneficial ownership and cover all accounts in which any securities are held for your direct or indirect benefit (unless you have no direct or indirect influence or control over such accounts) and please include all non-client accounts that you manage or with respect to which you give investment or voting advice.

          Please describe all reportable securities holdings on page 2. Use additional copies of this form if necessary.

          To the best of my knowledge and belief, the answers set out in this Report are true and correct.

____________________________________ Date Submitted	____________________________________ Signature

          The undersigned, ___________________________, in my capacity as the Chief Compliance Officer, hereby certify receipt of this Quarterly Report on the ___ day of _________, 200_.

_________________________ Compliance Officer

_______________

13     The term "access person" is defined in the Code of Ethics.

14     Certain securities are exempted under Section II.H of the Code.

REPORTABLE ANNUAL SECURITIES HOLDINGS

Title, number of shares and principal amount of each security in which the access person has any direct or indirect beneficial ownership:

  Name of Issuer/Title
     of Securities                 No. of Shares                   Principal Amount
  ---------------------            -------------                   ------------------

Name of broker, dealer, or bank with whom the access person maintains an account in which any securities are held for his/her direct or indirect benefit:

OTHER RELEVANT INFORMATION

APPENDIX E

ANNUAL CERTIFICATION

          I hereby certify that I (i) have read and understand the Code of Ethics of Thompson Plumb Funds, Inc., (ii) recognize that I am subject to the Code of Ethics, (iii) have complied with the requirements of the Code of Ethics over the past year, and (iv) have disclosed all personal securities transactions, over the past year, required to disclosed by the Code of Ethics.

Signed:

Date: